UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — August 15, 2011

ENVESTNET, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34835	20-1409613
(State or other jurisdiction)	(State or other jurisdiction)	(I.R.S. Employer of Incorporation Identification No.)

35 East Wacker Drive, Suite 2400 Chicago, Illinois		60601
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (312) 827-2800

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Charles Tennant

On August 16, 2011, the Company announced the resignation, effective as of August 15, 2011, of its Chief Operating Officer, Charles Tennant.

Item 9.01.	Financial Statements and Exhibits.

99.1	Severance Agreement and General Release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVESTNET, INC.

By:	/s/ Shelly O’Brien
Shelly O’Brien
General Counsel

Date: August 16, 2011